Exhibit 24
                           POWER OF ATTORNEY
                           -----------------


            The undersigned Directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, together with any and all subsequent amendments thereof in their capacity as Director and hereby ratify all that said attorney-in-fact may do by virtue thereof.

            DATED this 28th day of February, 1996.




/S/Robert B. Daugherty                   /S/John E. Jones
   ------------------------------           ---------------------------
   Robert B. Daugherty, Director            John E. Jones, Director




/S/Charles M. Harper                     /S/Thomas F. Madison
   ------------------------------           ---------------------------
   Charles M. Harper, Director              Thomas F. Madison, Director




/S/Allen F. Jacobson                     /S/Walter Scott, Jr.
   ------------------------------           ---------------------------
   Allen F. Jacobson, Director              Walter Scott, Jr., Director





/S/Lloyd P. Johnson                      /S/Robert G. Wallace
   ------------------------------           ---------------------------
   Lloyd P. Johnson, Director               Robert G. Wallace, Director
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